Bowne & Co., Inc. 345 Hudson Street 212/886-0614 Fax: 212/924-5500

News Release

Contact:	William J. Coote Treasurer 212-886-0614 bill.coote@bowne.com

For Immediate Release

Bowne Announces Second Quarter Results
Globalization Segment Posts Record Revenues for the Quarter and Six-Month Period

NEW YORK, July 30, 2003 — Bowne & Co., Inc. (NYSE: BNE) today announced net income for the second quarter ended June 30, 2003 of $258,000, or $0.01 per share, versus net income of $11,061,000, or $0.31 per share, for the same period last year. The results for the quarter include restructuring charges, net of tax, of $6,136,000 or $0.18 per share.

On a pre-tax basis, restructuring costs amounted to $9,617,000, of which $8 million related to severance costs and $1.6 million related to other cost reductions and integration costs associated with the acquisition of Berlitz GlobalNet by the company’s Globalization unit.

Second quarter 2003 revenues were $307,741,000 compared to $313,267,000 for the same period last year. This decrease reflects a 38% decline in transactional financial printing, the result of the continued softness in the capital markets, offset by revenue growth in both Outsourcing and Globalization. Overall, non-transactional revenues were 82% of Bowne’s total revenues.

For the six months ended June 30, 2003, net loss was $3,995,000, or $0.12 per share, versus net income of $14,609,000 or $0.41 per share for the same period last year. The 2003 six-month results include restructuring charges with a net of tax impact of $9,658,000, or $0.29 per share. Revenue for the six months ended June 30, 2003 was $563,464,000, up 2% from $552,951,000 reported a year earlier.

“The restructuring and integration charges are greater than forecasted and are now expected to total $18 million for the year compared with the previously provided range of $10 to $15 million. The resulting cost savings of $35 to $40 million also exceeded our projections by $5 to $10 million annually, demonstrating our ability and commitment to aggressively reduce fixed costs and manage through a very difficult business environment,” said Bowne chairman and chief executive officer Robert M. Johnson.

Johnson continued, “The operating results for the quarter met the high end of our forecast and we are cautiously optimistic about the second half of the year given the traction we are seeing in our Globalization business and the positive impact that we expect in financial print from the anticipated improvement in the capital markets from 2002, coupled with our aggressive cost reductions over the past two years.”

-more-

“We are obviously pleased with the record revenue and segment profit results of Bowne Global Solutions (BGS). We attribute these continued strong results to our acquisition of Berlitz GlobalNet (BGN), to our aggressive push to sign new business outside of the IT market and to our management team’s focus upon synergies and efficiencies arising from the successful combination of these two businesses. As the results show, the integration of BGS and BGN continues on a successful path as we combine the best resources, workflow practices, production sites and expertise. Organic revenue growth contributed approximately 16% in the current quarter compared to the same period in the prior period. “

Bowne president Carl J. Crosetto said the Company is satisfied with the performance of Bowne Business Solutions (BBS). “We are encouraged by the improvement in the segment profit as a percent of revenue over the first quarter on basically flat revenues. While BBS has felt the effects of the depressed capital markets in its financial services clients, we have signed seven new outsourcing contracts in the second quarter (all within the legal sector) including service expansion for two clients. These signings continue to strengthen our market leadership in the legal industry and as the capital markets continue their improvement, we should experience volume increases in our financial services clients.”

“Within Bowne Financial Print, our digital print group is beginning to see some real momentum as financial services companies act on the need to customize and personalize their investor communications. Production volumes within our digital business are 66% higher than in 2002 with June proving to be its highest production month ever. We believe this trend will continue and our digital print group will become a positive contributor to this segment by year end,” Johnson said.

Johnson said Bowne also continues to focus on cash flow and managing receivables. Average days outstanding improved 6 days to 65 days in 2003. Cash used by operations for the six months ended June 30, 2003 increased approximately $42,308,000 from 2002 to $49,452,000. Financial printing work-in-process inventories increased 26% to $15,518,000 in 2003 from December 31, 2002.

Business Outlook
 The following statements and certain statements made elsewhere in this release are based upon current expectations. These statements are forward looking and actual results may differ materially. Current trends in the global economy, particularly in the domestic and international capital markets, make it difficult at present to project future activity.

For the year 2003, the company expects improved results over 2002. The results of its financial print business will continue to be affected by softness in the capital markets, both domestically and internationally. In addition, the third quarter is typically a seasonally slow quarter for our financial print business and given the uncertainty of the timing of transactions coming to market, the company’s visibility into future financial results of the third quarter is reduced. However, we estimate the third quarter and full-year 2003 results to be in the following ranges.

2003

	3rd Quarter	Full-year

Revenue, approximately	$250 to $270 million	$1.1 billion
Depreciation and amortization, approximately	$11 million	$45 million
Restructuring and integration charges, approximately	$3 million	$18 million
Operating income, approximately	$1-7 million	$13-20 million
Operating income, excluding restructuring and integration charges, approximately	$4-10 million	$31-38 million
Interest expense, approximately	$2-3 million	$10 million
Diluted (loss) earnings per share, in the range of	$(0.05) to $0.05	$0.00 to $0.10
Diluted earnings per share, excluding restructuring and integration charges, in the range of	$0.00 to $0.10	$0.30 to $0.45
Capital expenditures, approximately	Not Given	$30 million

The company noted that forward-looking statements for future performance like those given above are, of course, subject to factors that could cause actual results to differ materially from those suggested here, including demand for and acceptance of the company’s services, new technological developments, competition and general economic or market conditions.

Bowne & Co. will hold its earnings conference call to review the second quarter results and to discuss the 2003 business outlook on Thursday, July 31, 2003, at 11 a.m. ET. To join the web cast, log on to http://www.bowne.com. To access the call via telephone, please dial 800-203-1112 (domestic) or (719) 457-0820 (international) and ask for the Bowne teleconference.

Bowne & Co., Inc., established in 1775, is a global leader in delivering high-value document management solutions that empower our clients’ communications.

•	Bowne Financial Print, the world’s largest financial printer, offers the most comprehensive array of transactional and compliance-related services to create, manage, translate and distribute mission-critical documents. Within this segment, Bowne Enterprise Solutions provides digital printing and electronic delivery of personalized communications, enabling clients to strengthen their customer relationships and increase market leadership.

•	Bowne Business Solutions delivers a full array of business process outsourcing services in word processing, desktop publishing, information technology, litigation resource management and office document services.

•	Bowne Global Solutions offers a broad range of globalization/localization services to help companies adapt communications developed in one country to meet the social, cultural and business requirements for successful distribution in another.

Bowne & Co. Inc., www.bowne.com, combines all of these capabilities with superior customer service, new technologies, confidentiality and integrity to manage, repurpose and distribute a client’s information to any audience, through any medium, in any language, anywhere in the world.

[Tables follow]

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Operations
(unaudited)

	For the Periods Ended June 30,

(in thousands, except per share information)	Quarter		Year-to-Date

	2003	2002	2003	2002

Revenue	$307,741	$313,267	$563,464	$552,951
Expenses:
Cost of revenue	208,244	199,966	381,900	355,184
Selling and administrative	74,061	81,519	144,242	147,355
Depreciation	9,923	10,754	20,114	21,318
Amortization	891	430	1,837	860
Restructuring, integration and asset impairment charges	9,617	—	14,809	—

	302,736	292,669	562,902	524,717

Operating income	5,005	20,598	562	28,234
Interest expense	(2,639)	(1,850)	(4,972)	(3,107)
Other (expense) income, net	(1,495)	184	(558)	459

Income (loss) before income taxes	871	18,932	(4,968)	25,586
Income tax (expense) benefit	(613)	(7,871)	973	(10,977)

Net income (loss)	$258	$11,061	$(3,995)	$14,609

Total earnings (loss) per share:
Basic	$0.01	$0.33	$(0.12)	$0.44
Diluted	$0.01	$0.31	$(0.12)	$0.41
Average shares outstanding:
Basic	33,632	33,493	33,608	33,401
Diluted	34,828	35,196	34,713	34,945
Dividends per share	$0.055	$0.055	$0.11	$0.11

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands)	2003	2002

	(unaudited)
Assets
Cash and marketable securities	$19,168	$34,695
Accounts receivable, net	243,228	176,984
Inventories	22,653	19,555
Prepaid expenses and other current assets	25,699	30,599

Total current assets	310,748	261,833

Property, plant and equipment, net	145,374	151,557
Goodwill and other intangibles, net	273,458	267,959
Other assets	34,070	23,053

Total assets	$763,650	$704,402

Liabilities and Stockholders’ Equity
Current portion of long-term debt and short-term borrowings	$4,815	$497
Accounts payable and accrued liabilities	175,794	178,997

Total current liabilities	180,609	179,494

Long-term debt	190,170	142,708
Deferred compensation and other	51,858	45,880
Stockholders’ equity	341,013	336,320

Total liabilities and stockholders’ equity	$763,650	$704,402

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,

(in thousands)	2003	2002

Cash flows from operating activities:
Net (loss) income	$(3,995)	$14,609
Depreciation and amortization	21,951	22,178
Asset impairment charges and other non-cash charges	249	—
Changes in other assets and liabilities, net of non-cash transactions	(67,657)	(43,931)

Net cash used in operating activities	(49,452)	(7,144)

Cash flows from investing activities:
Purchase of property, plant and equipment	(13,248)	(15,774)
Other	993	524

Net cash used in investing activities	(12,255)	(15,250)

Cash flows from financing activities:
Proceeds from borrowings	144,078	196,521
Payment of debt	(94,289)	(178,639)
Proceeds from stock options exercised	759	2,607
Payment of dividends	(3,696)	(3,673)

Net cash provided by financing activities	46,852	16,816

Net decrease in cash and cash equivalents	$(14,855)	$(5,578)
Cash and Cash Equivalents—beginning of period	32,881	27,769

Cash and Cash Equivalents—end of period	$18,026	$22,191

BOWNE & CO., INC.
(NYSE: BNE)
Segment Information
(unaudited)

Information regarding the operations of each business segment is set forth below. Performance is evaluated based on several factors, of which the primary financial measures are segment profit and segment profit less depreciation expense. Segment profit is defined as gross margin (revenue less cost of revenue) less selling and administrative expenses, plus the Company’s equity share of income (losses) associated with a joint venture investment in the outsourcing segment. Segment performance is evaluated exclusive of interest, income taxes, amortization, certain shared corporate expenses, restructuring, integration and asset impairment charges, other expenses and other income. Therefore, this information is presented in order to reconcile to income (loss) before income taxes. The Corporate/Other category includes (i) corporate expenses for shared administrative, legal, finance and other support services which are not directly attributable to the operating segments, (ii) restructuring, integration and asset impairment charges, and (iii) other expenses and other income.

	For Periods Ended June 30,

(in thousands)	Quarter		Year-to-Date

	2003	2002	2003	2002

Revenues:
Financial Printing	$183,418	$227,772	$321,985	$381,674
Outsourcing	64,293	60,136	128,314	117,858
Globalization	60,030	25,359	113,165	53,419

	$307,741	$313,267	$563,464	$552,951

Segment profit:
Financial Printing	22,501	35,163	33,347	53,667
Outsourcing	3,757	4,302	6,555	8,338
Globalization	3,789	(2,952)	6,307	(2,729)
Corporate/Other (see detail below)	(15,723)	(4,547)	(24,254)	(8,405)

	14,324	31,966	21,955	50,871

Depreciation expense:
Financial Printing	6,833	7,873	13,958	15,709
Outsourcing	1,009	982	2,022	2,027
Globalization	1,666	1,358	3,305	2,500
Corporate/Other	415	541	829	1,082

	9,923	10,754	20,114	21,318

Segment profit less depreciation:
Financial Printing	15,668	27,290	19,389	37,958
Outsourcing	2,748	3,320	4,533	6,311
Globalization	2,123	(4,310)	3,002	(5,229)
Corporate/Other	(16,138)	(5,088)	(25,083)	(9,487)

	4,401	21,212	1,841	29,553
Amortization	(891)	(430)	(1,837)	(860)
Interest	(2,639)	(1,850)	(4,972)	(3,107)

Income (loss) before income taxes	$871	$18,932	$(4,968)	$25,586

Corporate/Other (by type):
Shared corporate expenses	$(4,391)	$(4,731)	$(8,400)	$(8,864)
Other (expense) income, net	(1,715)	184	(1,045)	459
Restructuring charges, integration costs and asset impairment charges	(9,617)	—	(14,809)	—

	$(15,723)	$(4,547)	$(24,254)	$(8,405)

BOWNE & CO., INC.
(NYSE: BNE)
Supplemental Information
(unaudited)

During the first quarter of 2003, the Company changed the way it reports and evaluates segment information. The Company now reports certain administrative, legal, finance, and other support services which are not directly attributable to the segments in the category “Corporate/Other”. These costs had previously been allocated to the individual operating segments. The prior year’s segment information has been restated to conform to the current year’s presentation.

	First Quarter 2002		Second Quarter 2002		Third Quarter 2002		Fourth Quarter 2002		Total 2002

		As		As		As		As		As
(in thousands)	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported

Revenues:
Financial Printing	$153,902	$153,902	$227,772	$227,772	$130,205	$130,205	$126,390	$126,390	$638,269	$638,269
Outsourcing	57,722	57,722	60,136	60,136	57,940	57,940	58,088	58,088	233,886	233,886
Globalization	28,060	28,060	25,359	25,359	26,011	26,011	51,741	51,741	131,171	131,171

	$239,684	$239,684	$313,267	$313,267	$214,156	$214,156	$236,219	$236,219	$1,003,326	$1,003,326

Segment profit:
Financial Printing	18,504	15,069	35,163	31,734	8,503	4,776	4,399	2,133	66,569	53,712
Outsourcing	4,036	3,644	4,302	3,477	3,543	2,601	3,761	3,413	15,642	13,135
Globalization	223	(83)	(2,952)	(3,429)	(1,723)	(2,341)	11	(575)	(4,441)	(6,428)
Corporate/Other	(3,858)	275	(4,547)	184	10,183	15,470	(20,242)	(17,042)	(18,464)	(1,113)

	18,905	18,905	31,966	31,966	20,506	20,506	(12,071)	(12,071)	59,306	59,306

Depreciation expense:
Financial Printing	7,836	7,895	7,873	8,054	7,253	7,287	6,114	6,002	29,076	29,238
Outsourcing	1,045	1,350	982	1,243	961	1,246	1,020	1,297	4,008	5,136
Globalization	1,142	1,319	1,358	1,457	1,277	1,500	1,803	2,012	5,580	6,288
Corporate/Other	541	—	541	—	542	—	374	—	1,998	—

	10,564	10,564	10,754	10,754	10,033	10,033	9,311	9,311	40,662	40,662

Segment profit less depreciation:
Financial Printing	10,668	7,174	27,290	23,680	1,250	(2,511)	(1,715)	(3,869)	37,493	24,474
Outsourcing	2,991	2,294	3,320	2,234	2,582	1,355	2,741	2,116	11,634	7,999
Globalization	(919)	(1,402)	(4,310)	(4,886)	(3,000)	(3,841)	(1,792)	(2,587)	(10,021)	(12,716)
Corporate/Other	(4,399)	275	(5,088)	184	9,641	15,470	(20,616)	(17,042)	(20,462)	(1,113)

	8,341	8,341	21,212	21,212	10,473	10,473	(21,382)	(21,382)	18,644	18,644
Amortization	(430)	(430)	(430)	(430)	(430)	(430)	(727)	(727)	(2,017)	(2,017)
Interest	(1,257)	(1,257)	(1,850)	(1,850)	(1,844)	(1,844)	(2,176)	(2,176)	(7,127)	(7,127)

(Loss) income before income taxes	$6,654	$6,654	$18,932	$18,932	$8,199	$8,199	$(24,285)	$(24,285)	$9,500	$9,500

Corporate/Other by (type):
Shared corporate expenses	$(4,133)	$—	$(4,731)		$(5,287)		$(3,200)		$(17,351)	$—
Other income (expense), net	275	—	184		19,075		(1,269)		18,265	—
Restructuring charges, integration costs and asset impairment charges	—	—	—	—	(3,605)	—	(15,773)	—	(19,378)	—

Total	$(3,858)	$—	$(4,547)	$—	$10,183	$—	$(20,242)	$—	$(18,464)	$—

BOWNE & CO., INC.
(NYSE: BNE)
PRO FORMA INCOME INFORMATION
(unaudited)

Pro forma supplemental income information, which is not prepared in accordance with generally accepted accounting principles, excludes restructuring, integration and asset impairment charges, as shown below. The Company believes that presentation of this supplemental information is useful to investors to evaluate performance in comparison to prior year’s results. This pro forma supplemental information is an alternative to, and not a replacement measure of, operating performance as determined in accordance with generally accepted accounting principles.

	For the Periods Ended June 30,

	Quarter		Year-to-Date

(in thousands, except per share information)	2003	2002	2003	2002

Net income (loss)	$258	$11,061	$(3,995)	$14,609
Add back:
Restructuring, integration and asset impairment charges, net of proforma tax effect (1)	6,136	—	9,658	—

Net earnings, pro forma	$6,394	$11,061	$5,663	$14,609

Earnings (loss) per share:
Basic	$0.01	$0.33	$(0.12)	$0.44

Diluted	$0.01	$0.31	$(0.12)	$0.41

Earnings per share—pro forma:
Basic	$0.19	$0.33	$0.17	$0.44

Diluted	$0.18	$0.31	$0.16	$0.41

Basic	33,632	33,493	33,608	33,401
Diluted	34,828	35,196	34,713	34,945

(1)	In 2003, the restructuring, integration and asset impairment charges of $14.8 million year to date and $9.6 million for the second quarter are netted with a pro forma tax benefit of $5.1 million and $3.5 million, respectively.

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